JOHN HANCOCK FUNDS II

AMENDMENT TO SUBADVISORY AGREEMENT

MFC GLOBAL INVESTMENT MANAGEMENT (U.S.A.) LIMITED

     AMENDMENT made as of this 28th day of April, 2008 to the Subadvisory Agreement dated October 17, 2005, as amended (the “Agreement”), between John Hancock Investment Management Services, LLC, a Delaware limited partnership (the “Adviser”), and MFC Global Investment Management (U.S.A.) Limited, a Canadian corporation (the “Subadviser”). In consideration of the mutual covenants contained herein, the parties agree as follows:

1. CHANGE IN APPENDIX A

     Appendix A of the Agreement relating to compensation of the Subadviser is amended to change the compensation for the Absolute Return Portfolio (the “Portfolio”):

2. EFECTIVE DATE

     This Amendment shall become effective on the later to occur of: (i) approval of the Amendment by the Board of Trustees of John Hancock Funds II and (ii) execution of the Amendment.

(THE REMAINDER OF THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK)

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal by their duly authorized officers as of the date first mentioned above.

JOHN	HANCOCK INVESTMENT MANAGEMENT
SERVICES, LLC

By:	/s/Bruce R. Speca
Name: Bruce R. Speca
Title: Executive Vice President

MFC GLOBAL INVESTMENT MANAGEMENT
(U.S.A.) LIMITED

By: /s/Gordon R. Pansegrau
Name:	Gordon R. Pansegrau
Title:	General Counsel, Corporate Secretary &
Chief Compliance Officer

APPENDIX A

     The Subadviser shall serve as investment subadviser for each Portfolio of the Trust listed below. The Adviser will pay the Subadviser, as full compensation for all services provided under this Agreement with respect to each Portfolio, the fee computed separately for such Portfolio at an annual rate as follows (the "Subadviser Fee"):

Excess Over
	First $500 Million	$500 Million of
	of Aggregate Net	Aggregate Net
Portfolio	Assets*	Assets*

500 Index Fund	[ ]	[ ]

		Next $250	Excess Over
Portfolio	First $250 Million	Million	$500 Million

Absolute Return Portfolio	[ ]	[ ]	[ ]

Portfolio	All Asset Levels

Active Bond Fund	[ ]

Excess Over
	First $1.5 Billion	Next $6 Billion	$7.5 Billion of
	of Aggregate Net	of Aggregate	Aggregate Net
Portfolio	Assets*	Net Assets*	Assets*

Lifecycle Portfolios	[ ]	[ ]	[ ]

Excess Over
	First $1.5 Billion	Next $6 Billion	$7.5 Billion of
	of Aggregate Net	of Aggregate	Aggregate Net
Portfolio	Assets*	Net Assets*	Assets*

Lifestyle Portfolios	[ ]	[ ]	[ ]

		Next $250	Excess Over
	First $250 Million	Million	$500 Million of
	of Aggregate Net	of Aggregate	Aggregate Net
Portfolio	Assets*	Net Assets*	Assets*

Mid Cap Index Fund	[ ]	[ ]	[ ]

Excess Over
	First $500 Million	$500 Million of
	of Aggregate Net	Aggregate Net
Portfolio	Assets*	Assets*

Money Market Fund	[ ]	[ ]

Excess Over
		First $2.5 Billion	$2.5 Billion of
		of Aggregate Net	Aggregate Net
Portfolio		Assets*	Assets*

Optimized All Cap Fund		[ ]	[ ]

			Next $500	Excess Over
		First $500 Million	Million	$1 Billion of
		of Aggregate Net	of Aggregate	Aggregate Net
Portfolio		Assets*	Net Assets*	Assets*

Optimized Value Fund		[ ]	[ ]	[ ]

Excess Over
		First $500 Million	$500 Million of
		of Aggregate Net	Aggregate Net
Portfolio		Assets*	Assets*

Pacific Rim Fund		[ ]	[ ]

			Next $250	Excess Over
		First $250 Million	Million	$500 Million of
		of Aggregate Net	of Aggregate	Aggregate Net
Portfolio		Assets*	Net Assets*	Assets*

Retirement	Distribution	[ ]	[ ]	[ ]
Portfolio
Retirement Rising Distribution
Portfolio

			Next $250	Excess Over
		First $250 Million	Million	$500 Million of
		of Aggregate Net	of Aggregate	Aggregate Net
Portfolio		Assets*	Net Assets*	Assets*

Small Cap Index Fund		[ ]	[ ]	[ ]

			Next $250	Excess Over
		First $250 Million	Million	$500 Million of
		of Aggregate Net	of Aggregate	Aggregate Net
Portfolio		Assets*	Net Assets*	Assets*

Total Stock Market Index Fund		[ ]	[ ]	[ ]

*The term Aggregate Net Assets includes the net assets of a Portfolio of the Trust. It also includes with respect to each Portfolio the net assets of one or more other portfolios as indicated below, but in each case only for the period during which the Subadviser for the Portfolio also serves as the subadviser for the other portfolio(s). For purposes of determining Aggregate Net Assets and calculating the Subadviser Fee, the net assets of the Portfolio and each other portfolio of the Trust are determined as of the close of business on the previous business day of the Trust, and the net assets of each portfolio of each other fund are determined as of the close of business on the previous business day of that fund.

Trust Portfolio(s) 500 Index Fund	Other Portfolio(s) Index 500 Fund, a series of John Hancock Funds II
Absolute Return Fund	Absolute Return Fund, a series of John Hancock Funds II
Active Bond Fund Lifecycle Portfolios

N/A

Lifecycle 2010 Portfolio, Lifecycle 2015 Portfolio, Lifecycle 2020 Portfolio, Lifecycle 2025 Portfolio, Lifecycle 2030 Portfolio, Lifecycle 2035 Portfolio, Lifecycle 2040 Portfolio, Lifecycle 2045 Portfolio, Lifecycle 2050 Portfolio, Lifecycle Retirement Portfolio, collectively referred to as the Lifecycle Trusts, each a series of John Hancock Funds II

Lifestyle Portfolios

Lifestyle Aggressive Fund, Lifestyle Balanced Fund, Lifestyle Conservative Fund, Lifestyle Growth Fund, Lifestyle Moderate Fund, collectively referred to as the Lifestyle Funds, each a series of John Hancock Funds II

Mid Cap Index Fund	Mid Cap Index, a series of John Hancock Funds II

Money Market Fund	Money Market Fund, a series of John Hancock Funds II
Pacific Rim Fund	Pacific Rim Fund, a series of John Hancock Funds II
Optimized All Cap Fund	Optimized All Cap Fund, a series of John Hancock Funds II
Optimized Value Fund	Optimized Value Fund, a series of John Hancock Funds II
Retirement Distribution Portfolio	Retirement Rising Distribution Portfolio
Retirement Rising Distribution Portfolio Small Cap Index Fund	Retirement Distribution Portfolio Small Cap Index Fund, a series of John Hancock Funds II

Total Stock Market Index Fund	Total Stock Market Index Fund, a series of John Hancock Funds II

     The Subadviser Fee for a Portfolio shall be based on the applicable annual fee rate for the Portfolio which for each day shall be equal to the quotient of (i) the sum of the amounts determined by applying the annual percentage rates in the table to the applicable portions of Aggregate Net Assets divided by (ii) Aggregate Net Assets (the “Applicable Annual Fee Rate”). The Subadviser Fee for each Portfolio shall be accrued for each calendar day, and the sum of the daily fee accruals shall be paid monthly to the Subadviser within 30 calendar days of the end of each month. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Fee Rate, and multiplying this product by the net assets of the Portfolio. The Adviser shall provide Subadviser with such information as Subadviser may reasonably request supporting the calculation of the fees paid to it hereunder. Fees shall be paid either by wire transfer or check, as directed by Subadviser.

     If, with respect to any Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.